Exhibit 99.1

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (the “Agreement”) is made, entered into and is effective as of August 5, 2005 (the “Effective Date”), and is by and between iPCS WIRELESS, INC., a Delaware corporation (the “Company”), ALAN G. MORSE (“Executive”) and, for the limited purposes specified herein, iPCS, INC., a Delaware corporation (“Parent”).

WITNESSETH THAT:

WHEREAS, pursuant to the Employment Agreement, made and entered into effective as of October 1, 2004 (the “Prior Agreement”), by and between Executive and Horizon PCS, Inc., a Delaware corporation (“Horizon PCS”), Executive was employed as the Chief Operating Officer of Horizon PCS;

WHEREAS, pursuant to the Agreement and Plan of Merger, dated as of March 17, 2005 (the “Merger Agreement”), by and between Horizon PCS and Parent, Horizon PCS merged with and into the Parent (the “Merger”) effective as of July 1, 2005 (the “Closing Date”);

WHEREAS, as a result of the Merger, the rights and obligations of Horizon PCS under the Prior Agreement were assumed by Parent effective as of the Closing Date;

WHEREAS, the Company desires to continue to employ Executive as an employee as the Chief Operating Officer (the “COO”), and Executive desires to continue to be employed by the Company as an employee as the COO;

WHEREAS, the Company desires to replace and supersede the Prior Agreement in its entirety with this Agreement effective as of the Effective Date; and

WHEREAS, in consideration for entering into this Agreement, effective as of the Effective Date, the Prior Agreement shall be terminated and be of no further force and effect, and this Agreement shall replace the Prior Agreement such that neither Parent nor Executive have any further rights or obligations under the Prior Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth below, it is hereby covenanted and agreed by the Company, Executive and, for the limited purposes specified, the Parent, as follows:

1.             Employment Period.  Subject to the terms and conditions of this Agreement, the Company hereby agrees to employ Executive during the Employment Period (as defined below) and Executive hereby agrees to remain in the employ of the Company and to provide services during the Employment Period in accordance with this Agreement.  The “Initial Employment Period” shall be the period beginning on the Effective Date and ending on December 31, 2007, unless sooner terminated as provided herein.  At the conclusion of the Initial Employment Period, this Agreement shall automatically renew for additional one year terms (each a “Renewal Employment Period” and together with the Initial Employment Period, the “Employment Period”) unless either party gives notice of intent not to renew at least 90 days prior to the beginning of any Renewal Employment Period.

2.             Change in Control.  In the event of a Change in Control (as defined below) of the Company or the Parent, the provisions of Exhibit A, which is attached hereto and which forms part of this Agreement, shall apply.  For purposes of this Agreement, the term “Change in Control” shall be as defined in the iPCS, Inc. Amended and Restated 2004 Long-Term Stock Incentive Plan (the “Incentive Plan”), as in effect as of the Effective Date (modified as necessary, if applied to the Company, to substitute the Company for the Parent in such definition).

3.             Duties.  Executive agrees that during the Employment Period from and after the Effective Date, while Executive is employed by the Company, Executive will devote Executive’s full business time, energies and talents to serving as the COO of the Company and the Parent, at the direction of the Company’s President and Chief Executive Officer (“CEO”).  Executive shall have such duties and responsibilities as may be assigned to Executive from time to time by the CEO, shall perform all duties assigned to Executive faithfully and efficiently, subject to the direction of the CEO, and shall have such authorities and powers as are inherent to the undertakings applicable to Executive’s position and necessary to carry out the responsibilities and duties required of Executive hereunder.  Executive will perform the duties required by this Agreement at the Company’s principal place of business in Schaumburg, Illinois, unless the nature of such duties requires otherwise.  Notwithstanding the foregoing, during the Employment Period, Executive may devote reasonable time to activities other than those required under this Agreement, including activities of a charitable, educational, religious or similar nature (including professional associations) to the extent such activities do not, in the reasonable judgment of the CEO, inhibit, prohibit, interfere with or conflict with Executive’s duties under this Agreement or conflict in any material way with the business of the Parent, the Company and their respective affiliates; provided, however, that Executive shall not serve on the board of directors of any business (other than the Parent or the Company, or their affiliates) or hold any other position with any business without receiving the prior written consent of the CEO, which consent, with respect to private company boards, may not be unreasonably withheld.

4.             Compensation and Benefits.  Subject to the terms and conditions of this Agreement, during the Employment Period, while Executive is employed by the Company, the Company shall compensate Executive for Executive’s services as follows for periods following the Effective Date:

a.             Executive shall be compensated at an annual rate of $250,000 (the “Annual Base Salary”), which shall be payable in accordance with the normal payroll practices of the Company.  Beginning on January 1, 2006 and on each anniversary of such date, Executive’s rate of Annual Base Salary shall be reviewed by the CEO and/or the Compensation Committee of the Parent’s Board of Directors (the “Compensation Committee”), and following such review, the Annual Base Salary may be adjusted upward but in no event will be decreased.

b.             Executive shall no longer be eligible to receive any bonuses of any kind payable under the Prior Agreement or the Horizon PCS bonus plan; provided, however that Executive shall be eligible to receive any quarterly performance based bonus payable under the Prior Agreement or the Horizon PCS bonus plan for the quarter ending June 30, 2005.  Executive shall be entitled to receive performance based annual incentive bonuses

(each, the “Incentive Bonus”) from the Company in accordance with the Company’s Executive Compensation Strategy and Incentive Design Plan as in effect from time to time (the “Incentive Bonus Plan”).  The annual Incentive Bonus at the target level of performance will be 40% of the Annual Base Salary for the year to which the bonus relates (the “Target Incentive Bonus”), determined and payable for the first time for fiscal year 2005 on a pro-rated basis (i.e., the Incentive Bonus for 2005 will be pro-rated based on the period July 1, 2005 through September 30, 2005 (or 25% of the full Incentive Bonus otherwise payable)).  The annual Incentive Bonus may range from 50% to 200% of the Target Incentive Bonus based the level of the Company’s and Executive’s performance.  In addition, the Incentive Bonus is subject to further adjustment as described below.

After discussions with Executive, the CEO and/or the Compensation Committee shall establish annual incentive goals that provide Executive with the opportunity to earn an annual Incentive Bonus.  Such goals will be delivered in writing to Executive annually prior to the 60th day following the beginning of the applicable performance period.  Within 45 days after the end of each performance period, the CEO and/or the Compensation Committee shall review the goals for such year and develop recommendations as to the amount of Incentive Bonus Executive is eligible to receive based on the satisfaction of the applicable criteria.  The CEO’s and/or the Compensation Committee’s recommendation may include recommendations to increase or decrease the Incentive Bonus by up to an additional 20% based on individual performance.  All such recommendations will be submitted to the Parent’s Board of Directors (the “Board”) for review and amendment (if necessary).  Promptly after review by the Board, Executive shall be notified of the outcome and, if applicable, any Incentive Bonus that was awarded shall be paid.  Notwithstanding the Board’s review of the Compensation Committee’s recommendations, the Compensation Committee shall have the final authority to determine any Incentive Bonus actually payable to Executive hereunder, subject to the terms and conditions of this Agreement and the Incentive Bonus Plan.

c.             The Parent shall issue to Executive an option to acquire up to 22,750 shares of the Parent’s common stock effective as of the Effective Date, under the terms of the Incentive Plan.  The per-share exercise price of the options shall be determined as of the Effective Date pursuant to the terms of the Incentive Plan and such options shall be vested as of any date with respect to 6.25% of the covered shares, multiplied by the sum of one plus the number of the Company’s full fiscal quarters that have lapsed since the option grant date as of such date.  Any determinations of future grants under the Incentive Plan shall be made in the sole discretion of the Compensation Committee and nothing in this Agreement shall be construed so as to entitle Executive to any such awards.

d.             Except as otherwise specifically provided to the contrary in this Agreement, Executive shall be provided with pension and welfare fringe benefits to the same extent and on the same terms as those benefits are provided by the Company from time to time to the Company’s other senior management employees and Executive shall be entitled to no less than four weeks’ vacation for each calendar year, no more than two weeks of which may be taken together, without the prior consent of the CEO.

e.             Executive shall be reimbursed by the Company, on terms and conditions that are substantially similar to those that apply to other similarly situated senior management employees of the Company, for reasonable out-of-pocket expenses for entertainment, travel, meals, lodging and similar items which are consistent with the Company’s expense reimbursement policy and actually incurred by Executive in the promotion of the Company’s business.

f.              Executive shall be entitled, if applicable, to the “Gross-Up Payment” as described in Exhibit B, which is attached hereto and which forms a part of this Agreement.

5.             Rights and Payments Upon Termination.  Executive’s right to benefits and payments, if any, for periods after the date on which Executive’s employment with the Company and its affiliates terminates for any reason (the “Termination Date”) shall be determined in accordance with this Section 5:

a.             Minimum Payments.  If Executive’s Termination Date occurs during the Employment Period for any reason, Executive shall be entitled to the following payments, in addition to any payments or benefits to which Executive may be entitled under the following provisions of this Section 5 (other than this Section 5(a)) or the express terms of any employee benefit plan or as required by law:

i.              Executive’s earned but unpaid Annual Base Salary for the period ending on Executive’s Termination Date;

ii.             Executive’s earned but unpaid Incentive Bonus for the prior fiscal year;

iii.            Executive’s accrued but unpaid vacation pay for the period ending with Executive’s Termination Date, as determined in accordance with the Company’s policy as in effect from time to time;

iv.            Executive’s unreimbursed business expenses and all other items earned and owed to Executive through and including the Termination Date; and

v.             the Gross-Up Payment, if applicable, to the extent provided by Exhibit B.

Payments to be made to Executive pursuant to this Section 5(a) shall be made within 30 days after Executive’s Termination Date.  Except as may be otherwise expressly provided to the contrary in this Agreement or as otherwise provided by law, nothing in this Agreement shall be construed as requiring Executive to be treated as employed by the Company following Executive’s Termination Date for purposes of any employee benefit plan or arrangement in which Executive may participate at such time.

b.             Termination By Company for Cause.  If Executive’s Termination Date occurs during the Employment Period and is a result of the Company’s termination of Executive’s employment on account of Cause (as defined in Section 5(f) below), then, except as described in Section 5(a) or as agreed in writing between Executive and the Company, Executive shall have no right to payments or benefits under this Agreement (and the Company shall have no obligation to make any such payments or provide any such benefits) for periods after Executive’s Termination Date.

c.             Termination for Death or Disability.  If Executive’s Termination Date occurs during the Employment Period and is a result of Executive’s death or Disability (as defined in Section 5(f) below), then, except as described in Section 5(a) or as agreed in writing between Executive and the Company, Executive (or in the event of Executive’s death, Executive’s estate) shall be entitled to the following:

i.              continuing payments of Executive’s Annual Base Salary (payable in accordance with Section 4(a)) for the Continuation Period (as defined below);

ii.             continuation of health benefits for Executive and Executive’s “qualified beneficiaries,” as defined in Section 4980B of the Internal Revenue Code of 1986, as amended (“COBRA”) for the Continuation Period at a cost which is no greater than is charged to active employees of the Company and their dependents, which continuing health benefits shall be provided only if Executive and Executive’s qualified beneficiaries, as applicable, make a timely and proper election to be covered under COBRA;

iii.            immediate vesting of any and all stock options, shares of restricted stock, restricted stock units and other unvested incentive awards then held by Executive; and

iv.            a lump sum payment equal to the Target Incentive Bonus for the year in which the Termination Date occurs, prorated (on a daily basis) through Executive’s Termination Date.

For purposes of this Agreement, the “Continuation Period” shall be the period commencing on Executive’s Termination Date and ending on the earlier of (A) the 18-month anniversary of Executive’s Termination Date, or (B) if applicable, the date on which Executive violates the provisions of Sections 6 or 7 of this Agreement.  All lump sum payments required under this Section 5(c) shall be made no later than 15 days after the Termination Date.

d.             Certain Terminations by the Company or Executive.  If Executive’s Termination Date occurs during the Employment Period and is a result of Executive’s termination of employment (i) by the Company for any reason other than Cause (and is not on account of Executive’s death, Disability, voluntary resignation, mutual agreement of the parties or pursuant to Section 5(e)), (ii) by Executive following the Company’s breach of this Agreement in any material respect and failure to cure the breach within 30 days after notice thereof from Executive, (iii) by Executive within 60 days after Executive’s principal place of employment with the Company is relocated outside of the greater Chicago metropolitan area or (iv) by Executive following a material diminution or reduction in Executive’s office or responsibilities, then, except as described in Section 5(a)

or as agreed in writing between Executive and the Company, Executive shall be entitled to the following payments and benefits:

i.              continuing payments of Executive’s Annual Base Salary (payable in accordance with Section 4(a)) for the Continuation Period;

ii.             continuation of health benefits for Executive and Executive’s qualified beneficiaries for the Continuation Period at a cost which is no greater than is charged to active employees of the Company and their dependents, which continuing health benefits shall be provided only if Executive and Executive’s qualified beneficiaries, as applicable, make a timely and proper election to be covered under COBRA;

iii.            a lump sum payment equal to the Target Incentive Bonus for the year in which the Termination Date occurs; and

iv.            the additional vesting, as of the Termination Date, of any and all stock options, shares of restricted stock, restricted stock units and other unvested incentive awards then held by Executive as if the Executive had completed one additional year of service as of the Termination Date.

All lump sum payments required under this Section 5(d) shall be made within 15 days after the Termination Date.  Notice by the Company that the term of this Agreement will not be renewed, and any subsequent termination of Executive’s employment at the end of the Employment Period, will not result in Executive being eligible for any payments or benefits contemplated by this Section 5(d).  If Executive is entitled to payments and benefits pursuant to Exhibit A, he shall not also be entitled to payments and benefits under this Section 5(d).

e.             Termination for Voluntary Resignation, Mutual Agreement or Other Reasons.  If Executive’s Termination Date occurs during the Employment Period and is a result of Executive’s voluntary resignation, the mutual agreement of the parties, or any reason other than those specified in Sections (b), (c), or (d) above or Exhibit A, then, except as described in Section 5(a) or as agreed in writing between Executive and the Company, Executive shall have no right to payments or benefits under this Agreement (and the Company shall have no obligation to make any such payments or provide any such benefits) for periods after Executive’s Termination Date.

f.              Definitions.  For purposes of this Agreement:

i.              the term “Cause” shall mean (A) the continuous failure by Executive to substantially perform Executive’s duties under this Agreement, as determined by the CEO and/or the Board and after expiration of a cure period of 30 days following Executive’s receipt of written notice from the CEO and/or the Board describing such failure; (B) the willful engaging by Executive in conduct which is demonstrably and materially injurious to the Company or its affiliates, monetarily or otherwise, as determined by the CEO and/or the Board, (C) conduct by Executive that involves theft, fraud or dishonesty, (D) repeated instances of drug or alcohol abuse or unauthorized absences during scheduled work hours, (E) the Executive’s having been convicted of, or having pled guilty or no contest to, a felony, (F) the failure of Executive to relocate his principal residence to the greater Chicago metropolitan area by January 31, 2006, or (G) Executive’s violation of the provisions of Section 6 or 7 of this Agreement; and

ii.             the term “Disability” shall mean the inability of Executive to continue to perform Executive’s duties under this Agreement on a full-time basis as a result of mental or physical illness, sickness or injury for a period of 120 days within any 12-month period, as determined in the discretion of the CEO and/or the Board.

Notwithstanding any other provision of this Agreement, Executive shall automatically cease to be an officer of the Parent, the Company and their respective affiliates as of Executive’s Termination Date and, to the extent permitted by applicable law, any and all monies that Executive owes to the Company shall be repaid to the extent possible, through deduction of such amounts from any post-termination payments owed to Executive pursuant to this Agreement.  Notwithstanding any other provision of this Agreement, the Company may suspend Executive from performing Executive’s duties under this Agreement; provided, however, that during the period of suspension (which shall end no later than Executive’s Termination Date), Executive shall continue to be treated as an employee of the Company for other purposes, and Executive’s rights to compensation or benefits hereunder shall be in effect.  Other than as expressly provided in Sections 5(c) and (d), post-termination benefits may not be suspended or not paid.

6.             Confidential Information.  Executive agrees that:

a.             Except as may be required by the lawful order of a court or agency of competent jurisdiction, or except to the extent that Executive has express authorization from the Company, Executive agrees to keep secret and confidential indefinitely all non-public information (including, without limitation, information regarding litigation and pending litigation) concerning the Company and its affiliates (collectively, “Confidential Information”) which was acquired by or disclosed to Executive during the course of Executive’s employment with the Company and not to disclose the same, either directly or indirectly, to any other person, firm, or business entity, or to use it in any way.

b.             Confidential Information does not include (i) information which, at the time of disclosure is published, known publicly or is otherwise in the public domain, through no fault of Executive; (ii) information which, after disclosure is published or becomes known publicly or otherwise becomes part of the public domain, through no fault of Executive; and (iii) information which is required to be disclosed in compliance with applicable laws or regulations or by order of a court or other regulatory body of competent jurisdiction.

c.             To the extent that any court or agency seeks to have Executive disclose Confidential Information, Executive shall promptly inform the Company, and Executive shall take such reasonable steps to prevent disclosure of Confidential Information until the Company has been informed of such requested disclosure, and the Company has an opportunity to respond to such court or agency.  To the extent that Executive obtains information on behalf of the Company or any of its affiliates that may be subject to attorney-client privilege as to the Company’s attorneys, Executive shall follow the guidelines provided by the Company’s legal counsel on maintaining the confidentiality of such information and to preserve such privilege.

d.             Nothing in the foregoing provisions of this Section 6 shall be construed so as to prevent Executive from using, in connection with Executive’s employment for himself or an employer other than the Company and its affiliates, knowledge which was acquired by Executive during the course of Executive’s employment with the Company and its affiliates and which is generally known to persons of Executive’s experience in other companies in the same industry.

7.             Noncompetition and Nonsolicitation.  While Executive is employed by the Company and its affiliates, and for a period of 1 year after Executive’s Termination Date (except as provided in Exhibit A), Executive agrees that:

a.             Executive will not, directly or indirectly engage in, assist, perform services for, establish or open, or have any equity interest (other than ownership of 5% or less of the outstanding stock of any corporation listed on the New York or American Stock Exchange or included in the National Association of Securities Dealers Automated Quotation System) in any person, firm, corporation, partnership or business entity (whether as an employee, officer, partner, director, agent, security holder, creditor, consultant, or otherwise) that engages in the Restricted Business (as defined below) in the Restricted Territory (as defined below);

b.             Executive will not, directly or indirectly, for himself or on behalf of or in conjunction with any other person, firm, corporation, partnership or business entity, solicit or attempt to solicit any party who is then or, during the 12-month period prior to such solicitation or attempt by Executive was (or was solicited to become), a customer of the Company, provided that the restriction in this Section 7(b) shall not apply to any activity on behalf of a business that is not a Restricted Business; and

c.             Executive will not (and will not attempt to) solicit, entice, persuade or induce any individual who is employed by the Company or its affiliates to terminate or refrain from renewing or extending such employment or to become employed by or enter into contractual relations with any other individual or entity other than the Company or its affiliates, and Executive shall not approach any such employee for any such purpose or authorize or knowingly cooperate with the taking of any such actions by any other individual or entity.

For purposes of this Agreement the term (A) ”Restricted Business” means the business of providing wireless telecommunication services or any other business in which the Company is materially engaged on Executive’s Termination Date, and (B) ”Restricted Territory” means the basic trading areas (as defined in the Rand McNally Commercial Atlas and Marketing Guide or the successor thereto) (“BTA”) set forth in Exhibit C hereto in which the Company has been granted the right to carry on the Restricted Business, or any other BTA in which the Company has been granted the right to carry on the Restricted Business as of Executive’s Termination Date.

8.             Equitable Remedies.  Executive acknowledges that the Company would be irreparably injured by a violation of Sections 6 or 7 hereof and Executive agrees that the Company, in addition to any other remedies available to it for such breach or threatened breach, shall be entitled to a preliminary injunction, temporary restraining order, or other equivalent relief, restraining Executive from any actual or threatened breach of either Section 6 or 7.  If a bond is required to be posted in order for the Company to secure an injunction or other equitable remedy, the parties agree that said bond need not be more than a nominal sum.

9.             Notices.  Any notices provided for in this Agreement shall be in writing and shall be deemed to have been duly received when delivered in person or sent by facsimile transmission, on the first business day after it is sent by air express courier service or on the second business day following deposit in the United States registered or certified mail, return receipt requested, postage prepaid and addressed, in the case of Executive, to the most recent home address reflected in the Company’s records and, in the case of the Company, to its principal executive offices, or such other address as either party may have furnished to the other in writing in accordance herewith, except that a notice of change of address shall be effective only upon actual receipt.  In addition, on and after Executive’s Termination Date, the Company shall notify Executive of the person or persons Executive should contact regarding matters relating to this Agreement (and the address and telephone number of such person or persons) and any changes to such contact information.  All notices pursuant to the preceding sentence shall be given in accordance with this Section 9.

10.           Withholding.  All compensation payable under this Agreement shall be subject to customary withholding taxes and other employment taxes as may be required with respect to compensation paid by a corporation to an employee and the amount of compensation payable hereunder shall be reduced appropriately to reflect the amount of any required withholding.  Except as specifically required herein, the Company shall have no obligation to make any payments to Executive or to make Executive whole for the amount of any required taxes.

11.           Successors.  This Agreement shall be binding on, and inure to the benefit of, the Company and its successors and assigns and any person acquiring, whether by merger, reorganization, consolidation, by purchase of assets or otherwise, all or substantially all of the assets of the Company.  To the extent applicable, this Agreement shall be binding on, and inure to the benefit of, the Parent and its successors and assigns and any person acquiring, whether by merger, reorganization, consolidation, by purchase of assets or otherwise, all or substantially all of the assets of the Parent.

12.           Nonalienation.  The interests of Executive under this Agreement are not subject to the claims of Executive’s creditors, other than the Company, and may not otherwise be voluntarily or involuntarily assigned, alienated or encumbered.

13.           Waiver of Breach.  The waiver by the Company, the Parent or Executive of a breach of any provision of this Agreement shall not operate as or be deemed a waiver by such party of any subsequent breach.  Continuation of payments hereunder by the Company following a breach by Executive of any provision of this Agreement shall not preclude the Company from thereafter terminating said payments based upon the same violation.

14.           Severability.  It is mutually agreed and understood by the parties that should any of the agreements and covenants contained herein be determined by any court of competent jurisdiction to be invalid by virtue of being vague or unreasonable, including but not limited to the provisions of Sections 6 or 7, then the parties hereto consent that this Agreement shall be amended retroactive to the date of its execution to include the terms and conditions said court deems to be reasonable and in conformity with the original intent of the parties and the parties hereto consent that under such circumstances, said court shall have the power and authority to determine what is reasonable and in conformity with the original intent of the parties to the extent that said covenants and/or agreements are enforceable.

15.           Prevailing Party.  In the event of any action, proceeding or litigation (collectively, the “Action”) between the parties arising out of or in relation to this Agreement, the prevailing party in such Action, shall be entitled to recover, in addition to any damages, injunctions, or other relief and without regard to whether the Action is prosecuted to final appeal, all of its costs and expenses including, without limitation, reasonable attorney’s fees, from the non-prevailing party.

16.           Applicable Law.  This Agreement shall be construed in accordance with the laws of the State of Illinois, without regard to conflict of law principles.

17.           Amendment.  This Agreement may be amended or cancelled by mutual Agreement of the parties in writing without the consent of any other person.

18.           Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.  Each counterpart may consist of a copy hereof containing multiple signature pages, each signed by one party hereto, but together signed by both of the parties hereto.

19.           Prior Agreement and Other Agreements.  In consideration for entering into this Agreement and without the need for further action of any kind, effective as of the Effective Date, the Prior Agreement shall terminate and be of no further force and effect, and neither Parent nor Executive shall have any further rights or obligations thereunder.  From and after the Effective Date this Agreement constitutes the sole and complete agreement between or among the Company, the Parent and Executive and supersedes all other prior or contemporaneous agreements, both oral and written, between or among the Company, the Parent and Executive with respect to the matters contained herein including, including without limitation, the Prior Agreement, any other prior employment agreements and any severance agreements or arrangements between or among the parties.  No verbal or other statements, inducements, or representations have been made to or relied upon by Executive.  The parties have read and understand this Agreement.

IN WITNESS THEREOF, Executive has hereunto set Executive’s hand, and the Company has caused these presents to be executed in its name and on its behalf, all as of the 5th day of August, 2005.

iPCS WIRELESS, INC.

By:	/S/ TIMOTHY M. YAGER
Name: Timothy M. Yager
Its: President and Chief Executive Officer

EXECUTIVE

/S/ ALAN G. MORSE
Alan G. Morse

IN WITNESS THEREOF, the Parent has caused these presents to be executed in its name and on its behalf, all as of the day and year above written, for the limited purposes specified herein.

iPCS, INC.

By:	/S/ TIMOTHY M. YAGER
Name: Timothy M. Yager
Its: President and Chief Executive Officer

Exhibit A

Change in Control

The provisions of this Exhibit A shall apply if Executive’s Termination Date (i) occurs during the Employment Period, (ii) occurs on or within the one year period after the effective date of a Change in Control and (iii) is a result of the termination of Executive’s employment by the Company (or its successor) for any reason other than Cause or is a result of Executive’s termination of his employment with the Company (or its successor) for Good Reason (as defined in Section 2 of this Exhibit A).

1.             Benefits and Payments on Termination.  If the provisions of this Exhibit A apply, then Executive shall be entitled to the following payments and benefits (in addition to any payments and benefits to which he is entitled under Section 5(a) of the Agreement and the following provisions of this Exhibit A):

a.             a lump sum payment equal to 150% of Executive’s Annual Base Salary;

b.             continuation of health benefits for Executive and Executive’s qualified beneficiaries for period beginning on the Termination Date and ending on the eighteen-month anniversary of the Termination Date at a cost which is no greater than is charged to active employees of the Company and their dependents, which continuing health benefits shall be provided only if Executive and Executive’s qualified beneficiaries, as applicable, make a timely and proper election to be covered under COBRA;

c.             a lump sum payment equal to one times Executive’s Target Incentive Bonus for the year in which the Termination Date occurs;

d.             immediate vesting of any and all stock options, restricted stock units, shares of restricted stock or other incentive awards held by Executive; and

e.             an amount equal to the Target Incentive Bonus that would have been payable to Executive for the fiscal year in which the Termination Date occurs assuming all applicable performance targets had been satisfied, pro rated (on a daily basis) through Executive’s Termination Date.

Payments to be made to Executive pursuant to this Section 1 shall be made no later than 15 days after Executive’s Termination Date.

2.             Definition of Good Reason.  For purposes of this Agreement, the term “Good Reason” means the occurrence of any of the following in anticipation of or within the one year period immediately following a Change in Control: (a) the assignment to Executive of duties that are materially inconsistent with Executive’s duties described in Section 3 of the Agreement, including, without limitation, a material diminution or reduction in Executive’s office or responsibilities or a reduction in Executive’s rate of Annual Base Salary, bonus opportunity or other compensation or an adverse change in Executive’s reporting relationship, (b) the relocation of Executive to a location that is not within 25 miles of the Company’s then current principal place of business and more than 25 miles from Executive’s principal residence in the greater Chicago metropolitan area, or (c) the failure of the Company to continue in effect any of the Company’s annual and long-term incentive compensation plans or employee benefit or retirement plans, policies, practices, or other compensation arrangements in which Executive participates (other than equity-based compensation arrangements) unless such failure to continue the plan, policy, practice or arrangement (i) is required by law, or (ii) pertains to all plan participants generally and the lost value is being replaced by a new plan, policy, practice or arrangement of reasonably equivalent value.  For purposes of the foregoing, there shall be deemed to be a material diminution or reduction in Executive’s office or responsibilities or a material adverse change in Executive’s reporting responsibilities if Executive ceases to report to the CEO.

3.             Exercisability of Stock Options.  With respect to terminations to which this Exhibit A apply, the Parent agrees that (a) for purposes of determining the exercisability of Executive’s stock options under the Incentive Plan outstanding on the Termination Date, subject to the terms of the Incentive Plan and the option agreements thereunder, and (b) for purposes of determining the exercisability of stock options granted to Executive pursuant to his employment prior to the Effective Date by Horizon PCS (the “Horizon Options”) that are outstanding on the Termination Date, subject to the terms of the applicable plan under which the Horizon Options were granted and the option agreements thereunder, (i) all such options shall remain exercisable through the fifth anniversary of the Change in Control event, (ii) the Parent agrees to take any and all actions necessary, if any, to ensure that the Incentive Plan and, if applicable, the plan pursuant to which the Horizon Options were granted, reflect the foregoing and (iii) the Parent agrees that each option agreement evidencing the options outstanding under the Incentive Plan and the Horizon Options shall reflect the foregoing; provided, however, that such extension of the period during which the Horizon Options remain exercisable shall not be given effect if such extension would result in the Horizon Options being treated as “deferred compensation” for purposes of section 409A of the Code.  Nothing in this Section 3 shall be deemed to extend the expiration date of any stock option granted under the Incentive Plan or any Horizon Option past the original expiration date of such option as determined at the time of grant.

Exhibit B

Gross-Up Payment

Subject to the provisions of this Exhibit B, Executive shall be eligible for the benefits described in this Exhibit B, and shall be subject to the terms of this Exhibit B, regardless of whether Executive is employed by the Company on or after the occurrence of a Change in Control and, if Executive’s Termination Date shall have occurred, regardless of the reason for such termination.

1.             Gross-Up Payment.  In the event it shall be determined that any payment, benefit or distribution (or combination thereof) from the Company, any affiliate, or trusts established by the Company or by any affiliate, for the benefit of its employees, to Executive or for Executive’s benefit (whether paid or payable or distributed or distributable pursuant to the terms of the Agreement or otherwise, and with a “payment” including, without limitation, the vesting of an option, restricted stock units, shares of restricted stock or other non-cash benefit or property) (any of which are referred to as a “Payment”) would be subject to the excise tax imposed by section 4999 of the Code, or any interest or penalties are incurred by Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, hereinafter collectively referred to as the “Excise Tax”), Executive shall be entitled to receive an additional payment (a “Gross-Up Payment”) in an amount such that, after payment by Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes and payroll taxes (and any interest and penalties imposed with respect thereto) and the Excise Tax imposed upon the Gross-Up Payment, Executive retains an amount of the Gross-Up Payment equal to the sum of: (a) the Excise Tax imposed upon the Payments; plus (b) an amount equal to the product of any deductions disallowed for federal, state, or local income tax purposes because of the inclusion of the Gross-up Payment in Executive’s adjusted gross income multiplied by the highest applicable marginal rate of federal, state, or local income taxation, respectively, for the calendar year in which the Gross-up Payment is to be made.

2.             Determinations Relating to Gross-Up Payment.  All determinations required to be made under this Exhibit B, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by the nationally recognized certified public accounting firm that performed the last annual audit of the Company in the normal course of business immediately prior to the Change in Control (the “Accounting Firm”), which shall provide detailed supporting calculations both to the Company and Executive within fifteen (15) business days of the receipt of notice from the Company that there has been a Payment, or such earlier time as is requested by the Company.  All fees and expenses of the Accounting Firm shall be borne solely by the Company.  Any Gross-Up Payment, as determined pursuant to this Exhibit B shall be paid by the Company to Executive within fifteen (15) days after the receipt of the Accounting Firm’s determination.  If the Accounting Firm determines that no Excise Tax is payable by Executive, it shall so indicate to Executive in writing.  Any determination by the Accounting Firm shall be binding upon the Company and Executive.  As a result of the uncertainty in the application of section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made (“Underpayment”), consistent with the calculations required to be made hereunder.  In the event that the Company exhausts its remedies pursuant to Section 3 of this Exhibit B and Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be paid by the Company to Executive or for Executive’s benefit within five (5) days after such determination is made.

3.             Notification of Claim.  Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment.  Such notification shall be given as soon as practicable but no later than ten (10) business days after Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid.  Executive shall not pay such claim prior to the expiration of the thirty (30) day period following the date on which he gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due).  If the Company notifies Executive in writing prior to the expiration of such period that it desires to contest such claim, Executive shall:

a.             give the Company any information requested by the Company relating to such claim;

b.             take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company;

c.             cooperate with the Company in good faith in order to effectively contest such claim; and

d.             permit the Company to participate in any proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses.  Without limiting the foregoing provisions of this Section 3, the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to Executive, on an interest-free basis, and shall indemnify and hold Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and provided, further, that if Executive is required to extend the statute of limitations to enable the Company to contest such claim, Executive may limit this extension solely to such contested amount.  The Company’s control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

4.             Refunds.  If, after the receipt by Executive of an amount advanced by the Company pursuant to Section 3, Executive becomes entitled to receive any refund with respect to such claim, Executive shall promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto).  If, after the receipt by Executive of an amount advanced by the Company pursuant to Section 3, a determination is made that Executive shall not be entitled to any refund with respect to such claim and the Company does not notify Executive in writing of its intent to contest such denial of refund prior to the expiration of thirty (30) days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

Exhibit C

Basic Trading Areas

ILLINOIS

		BTA#
	Bloomington	46
	Champaign-Urbana	71
	Clinton-Sterling	86
	Danville	103
	Davenport-Moline	105
	Decatur-Effingham	109
	Galesburg	161
	Jacksonville	213
	Kankakee	225
	La Salle-Peru-Ottawa-Streator	243
	Mattoon	286
	Mount Vernon-Centralia	308
	Peoria	344
	St. Louis (Partial)	394
	Springfield	426

INDIANA

		BTA#
	Terre Haute (Partial)	442

IOWA

		BTA#
	Burlington	61
	Cedar Rapids	70
	Des Moines (Partial)	111
	Dubuque	118
	Fort Dodge	150
	Iowa City	205
	Marshalltown	283
	Mason City	285
	Ottumwa	337
	Waterloo-Cedar Falls	462

MICHIGAN

		BTA#
	Battle Creek (Partial)	33
	Grand Rapids	169
	Lansing (Partial)	241
	Mount Pleasant	307
	Muskegon	310
	Petoskey	345
	Saginaw-Bay City	390
	Sault Ste. Marie	409
	Traverse City	446

NEBRASKA

		BTA#
	Grand Island-Kearney	167
	Hastings	185
	Lincoln (Partial)	256
	Norfolk	323
	Omaha (Partial)	332

INDIANA

		BTA#
	Elkhart	126
	Fort Wayne	155
	Kokomo-Logansport	233
	Marion	280
	Michigan City-La Porte (Partial)	294
	South Bend-Mishawaka	424

MARYLAND

		BTA#
	Cumberland	100

MICHIGAN

		BTA#
	Battle Creek (Partial)	033
	Benton Harbor (Partial)	039
	Kalamazoo (Partial)	223

NEW JERSEY

		BTA#
	New York (Partial)	321

NEW YORK

		BTA#
	Jamestown-Warren-Dunkirk	215
	Olean-Bradford	330

OHIO

		BTA#
	Ashtabula	021
	Athens	023
	Canton-New Philadelphia (Partial)	065
	Chillicothe	080
	Cincinnati (Partial)	081
	Dayton-Springfield (Partial)	106
	Findlay-Tiffin	143
	Huntington-Ashland (Partial)	197
	Lima	255
	Portsmouth	359
	Toledo (Partial)	444
	Zanesville-Cambridge	487

PENNSYLVANIA

		BTA#
	Allentown-Bethlehem-Easton (Partial)	010
	Du Bois-Clearfield	117
	Erie	131
	Meadville	287
	Oil City-Franklin	328
	Pottsville	360
	Scranton—Wilkes-Barre—Hazleton	412
	Sharon	416
	State College	429
	Stroudsburg	435
	Sunbury-Shamokin	437
	Williamsport	475

TENNESSEE

		BTA#
	Kingsport-Johnson City-Bristol	229
	Knoxville (Partial)	232

WEST VIRGINIA

		BTA#
	Parkersburg WV-Marietta	342